UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

F45 Training Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40590 (Commission File Number)	84-2529722 (I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E Austin, Texas 78704 (Address of Principal Executive Offices) (737) 787-1955 (Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 210.14d-2(b))
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or
revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2022, Richard Grellman, acting Chair of the Board of Directors (the “Board”) of F45 Training Holdings Inc. (the “Company”) and Lead Independent Director of the Board, notified the Company that he was resigning from the Board effective immediately. At the time of his resignation, Mr. Grellman also served as the Chair of each of the Audit Committee of the Board and the Compensation Committee of the Board, and served as a member of the Nominating and Corporate Governance Committee of the Board. Mr. Grellman’s resignation is not the result of any disagreement with the Company relating to its operations, policies or practices or with its Board or management.

On December 20, 2022, the Board elected Michael Raymond, a current director, as Chair of the Board. In addition, on December 22, 2022, the Board appointed certain directors to the committees of the Board. The Company’s Compensation Committee membership consists of Liz Josefsberg (Chair), Gene Davis and Angelo Demasi. The Company’s Audit Committee membership consists of Gene Davis (Chair) and Angelo Demasi. The Nominating and Corporate Governance Committee membership consists of Gene Davis (Chair), Lee Wallace and Vanessa Douglas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2022	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer